EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Lund International Holdings, Inc.:

We consent to incorporation by reference in the registration statements (File Nos. 33-78140, 333-46263, 33-64083 and 33-37160) on Forms S-3 and S-8 of Lund
International Holdings, Inc. of our report dated August 11, 1995, relating to the consolidated statements of earnings, changes in stockholders' equity and cash flows of Lund International Holdings, Inc. for the year ended June 30, 1995 and related financial statement schedule as of June 30, 1995 and for the year then ended, which reports appear in the December 31, 1997 report on Form 10-K of Lund International Holdings, Inc.


                                                     KPMG Peat Marwick LLP

Minneapolis, Minnesota
March 20, 1998